                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              ACME METALS, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        [ACME Metals Incorporated Logo]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ACME METALS INCORPORATED:

     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Acme Metals Incorporated, a Delaware corporation (the "Company"), will be held at The Sutton Place Hotel, 21 East Bellevue Place, Chicago, Illinois 60611 on Thursday, April 24, 1997, at 10:00 a.m., central time, for the purpose of considering and voting on:

     1.   the election of four directors to serve for a three-year term;

     2. the adoption of the Acme Metals Incorporated 1997 Non-Employee Directors' Stock Option Plan;

     3. the approval of the Amendment and Restatement of the Acme Metals Incorporated 1994 Executive Incentive Compensation Plan;

     4. the ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year 1997;

     5. the transaction of such other business as may properly come before the meeting.

     The Board of Directors has determined that only shareholders of record at the close of business on Monday, March 3, 1997, are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting, please complete the proxy card enclosed and return it promptly in the accompanying postage prepaid envelope. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          By order of the Board of Directors,

                                          Edward Weber
                                          Edward P. Weber, Jr.
                                          Secretary

Riverdale, Illinois
March 26, 1997

                     IMPORTANT -- YOUR PROXY IS ENCLOSED IN
                     THE ENVELOPE CONTAINING THIS MATERIAL

 13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60627-1182; PHONE (708) 849-2500

                            ACME METALS INCORPORATED
            13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60627-1182

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Acme Metals Incorporated, a Delaware corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), for the Annual Meeting of Shareholders of the Company to be held on April 24, 1997 (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Meeting.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone and by certain directors, executive officers or regular employees of the Company, none of whom will receive any compensation therefor in addition to their regular remuneration. The Company will reimburse brokers and certain other persons holding stock in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, but not individual holders of record, by personal interview, telephone, telegram or mail. The Company will pay Morrow & Co., Inc. fees not to exceed $5,500 and will reimburse Morrow & Co., Inc. for certain expenses incurred.

     The Notice of Meeting, this proxy statement, form of proxy card and Annual Report/Form 10-K for 1996 are being mailed on or about March 26, 1997 to each shareholder of the Company at the holder's address of record.

     Unless otherwise indicated, information furnished in this proxy statement prior to May 25, 1992 is for Acme Steel Company and after May 25, 1992 is for Acme Metals Incorporated. The Securities and Exchange Commission has determined that for reporting purposes Acme Metals Incorporated is the successor to Acme Steel Company.

                             VOTING AT THE MEETING

     The Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. At the record date, there were 11,628,323 shares of Common Stock outstanding and entitled to vote on all matters to be acted upon at the meeting. Commencing May 21, 1996 the Common Stock began trading on the New York Stock Exchange, Inc. Through May 20, 1996 the Common Stock was traded on the NASDAQ -- National Market System.

     Under Delaware law and the Company's Restated Certificate of Incorporation, for each share of Common Stock held, each shareholder is entitled to cast one vote for each nominee for each of the four directorships to be filled. On other matters, each shareholder is entitled to cast one vote for each share of Common Stock held. The four nominees for director receiving the highest number of votes cast will be elected whether or not any of them receive the vote of a majority of the shares represented at the meeting. Approval of Proposal No. 2 seeking adoption of the Acme Metals Incorporated 1997 Non-Employee Directors' Stock Option Plan, described herein, will require the affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting. Approval of Proposal No. 3 seeking adoption of the Amendment and Restatement of the Acme Metals Incorporated 1994 Executive Incentive Compensation Plan, described herein, will require the affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting. Approval of Proposal No. 4 addressing ratification of the selection of independent accountants, described herein, will also require the affirmative vote of the majority of the shares of Common Stock represented at the Annual

Meeting. Representation in person or by proxy of a majority of the outstanding shares entitled to vote is required for a quorum at the Annual Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to shareholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Shares of Common Stock represented by properly executed proxies, if such proxies are received at or prior to the Annual Meeting and not revoked, will be voted at such Annual Meeting in accordance with any specifications thereon; or, if no specifications are made, will be voted FOR the election of the Board of Directors' nominees, FOR the proposal to adopt the Acme Metals Incorporated 1997 Non-Employee Directors' Stock Option Plan, FOR the proposal to approve the Amendment and Restatement of the Acme Metals Incorporated 1994 Executive Incentive Compensation Plan and FOR ratification of the selection of Price Waterhouse LLP as independent accountants. Any proxy may be revoked at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of the Company of a written revocation, or by voting by ballot at the Annual Meeting.

     The Company's 1996 Annual Report/Form 10-K is being mailed to shareholders on or before the date of mailing of this proxy statement. The Annual Report/Form 10-K contains financial and other information about the Company, but the Annual Report/Form 10-K is not incorporated in this proxy statement and is not to be deemed a part of the proxy soliciting material.

     The Notice of Meeting, this proxy statement and a voting instruction card are being mailed to eligible participants in the Company's Salaried Employees' Retirement Savings Plan, the Company's Employee Stock Ownership Plan and the Alpha Tube Corporation Employees' 401(k) Retirement Plan. Vanguard Fiduciary Trust Company, Trustee for the plans and as the shareholder of record of the shares of Common Stock held in the plans, will vote the shares in accordance with written instructions from the participants. Where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board of Directors in this proxy statement.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     The Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not fewer than three nor more than fifteen directors, as may be fixed by the Board of Directors from time to time. The directors are divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. At each Annual Meeting successors to the class of directors whose term expires at that Annual Meeting are elected for a three-year term. Shareholders may only vote their shares for the number of nominees named in this proxy statement.

     There are currently eleven directors: four Class II directors whose terms expire in 1997 (Messrs. Bennett, Davis, Laidlaw and LePage), four Class III directors whose terms expire in 1998 (Messrs. Jordan, MacDonald, Marsden and Sovey), and three Class I directors whose terms expire in 1999 (Messrs. Rayfield, Sutherland and Wilson). The Board of Directors has fixed the number of directors at eleven.

     Should all directors be elected as proposed, the number and classes of directors would be three Class I directors with terms expiring in 1999, four Class II directors with terms expiring in 2000, and four Class III directors with terms expiring in 1998. This will balance the number of directors within each class as equally as possible as required by the Company's Restated Certificate of Incorporation.

     The four persons listed below as nominees to be elected as Class II directors, will serve for the term indicated and until their respective successors shall be elected and qualified. All of such nominees are currently serving as directors of the Company. Each nominee has consented to being named in this proxy statement and to serve if elected. In the event of the inability of any one or more of the nominees to stand for election, which is not anticipated, the Board of Directors has authorized

Messrs. Edward P. Weber, Jr. and Jerry F. Williams ("Proxies"), in the exercise of their discretion, to nominate and vote for a substitute nominee or nominees, or in lieu thereof, the Board of Directors may reduce the number of directors in accordance with the By-Laws of the Company.

     At the time of the Reorganization in 1992, the directors of Acme Steel Company became directors of the Company. Each incumbent director's term of office remained the same as it had been with Acme Steel Company. The term of office indicated below includes the term of office with Acme Steel Company, if applicable.

     Information regarding the nominees and other directors whose terms are not expiring at the Annual Meeting is set forth below. There are no marriage, blood or adopted relationships among the individuals. Each director has served continuously since he was first elected.

     Pursuant to the terms of a 1993 labor agreement with the United Steelworkers of America ("USWA"), the USWA has the right to designate a nominee for consideration by the Nominating Committee and the Board of Directors for one seat on the Board. The nominee is to be a prominent member of the business, labor or academic community. The nominee shall not be or become, while serving as a director, an officer, employee or director of the USWA. Subject to complying with the same standards of conduct as every other Company director, and subject to election by the shareholders, the USWA nominee will serve as a director during the term of the 1993 labor agreement which terminates August 31, 1999. Mr. Buddy W. Davis was designated during 1996 by the USWA for consideration by the Nominating Committee to be a director of the Company. The Nominating Committee recommended Mr. Davis' election to the Board of Directors and at its June 20, 1996 meeting the Board of Directors elected Mr. Davis as a Class II director.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR A TERM EXPIRING IN 2000

[Stephen D. Bennett photo]      STEPHEN D. BENNETT
                                Age: 48
                                Director since January 1993
                                Member: Executive and Finance Committees

                                President and Chief Executive Officer of the
                                Company since April 15, 1996; President and
                                Chief Operating Officer of the Company January 1, 1993 to April 15, 1996; Group Vice President of the Company May 25, 1992 to December 31, 1992; Group Vice President of Acme Steel Company (integrated steel producer) January 1992 to May 1992 and Vice President- Operations of Acme Steel Company June 1990 to December 1991. General Manager of Fairfield Works, USS Division of USX Corporation (domestic integrated steel producer) December 1987 to May 1990.

[Buddy W. Davis photo]          BUDDY W. DAVIS
                                Age: 67
                                Director since June 1996
                                Member: Audit Review and Nominating Committees

                                District 34 Director of the United Steelworkers of America, AFL-CIO-CLC from 1977 to 1993.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR A TERM EXPIRING IN 2000 -- CONTINUED

                                ANDREW R. LAIDLAW
[Andrew R. Laidlaw photo]       Age: 50
                                Director since May 1987
                                Member: Audit Review (Chairman), Executive and
                                Nominating Committees

                                Chairman of the Executive Committee or Partner at the firm of Seyfarth, Shaw, Fairweather & Geraldson (law firm) since 1978.

[Frank A. LePage photo]         FRANK A. LEPAGE
                                Age: 69
                                Director since May 1987
                                Member: Compensation (Chairman), Finance and
                                Nominating Committees

                                Retired Director and Executive Vice President of The Firestone Tire & Rubber Company (manufacturer of tires and related products) since 1982. He is a director of Parker-Hannifin Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF FOUR (4) NOMINEES AS CLASS II DIRECTORS OF THE COMPANY WHICH IS PRESENTED AS PROPOSAL NO. 1.

CLASS III DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1998

[Edward G. Jordan photo]        EDWARD G. JORDAN
                                Age: 67
                                Director since July 1988
                                Member: Audit Review, Finance (Chairman) and
                                Nominating Committees

                                Private Investor 1989 to present; Consultant to the Board of Trustees of The American College (private, accredited, nontraditional college specializing in financial services and insurance education) during 1988 and President and Chief Executive Officer of The American College 1982 to 1987. He is a director of ARAMARK Corporation.

[Reynold C. MacDonald photo]    REYNOLD C. MACDONALD
                                Age: 78
                                Director since June 1986
                                Member: Audit Review, Executive, Finance and
                                Nominating Committees

                                Retired Chairman of the Board of Acme Steel
                                Company since May 1992; Chairman of the Board of Acme Steel Company June 1986 to May 1992. He is a director of ARAMARK Corporation and Kaiser Ventures Inc.

CLASS III DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1998 --
CONTINUED

[Brian W. H. Marsden photo]     BRIAN W. H. MARSDEN
                                Age: 65
                                Director since June 1986
                                Member: Executive (Chairman) and Finance
                                Committees

                                Chairman of the Board (non-employee) of the Company since March 1, 1997; Chairman of the Board of the Company since April 15, 1996; Chairman of the Board and Chief Executive Officer of the Company January 1, 1993 to April 15, 1996; Chairman of the Board, President and Chief Executive Officer of the Company May 1992 to December 1992; President and Chief Executive Officer of Acme Steel Company June 1986 to May 1992.

[William P. Sovey photo]        WILLIAM P. SOVEY
                                Age: 63
                                Director since June 1991
                                Member: Compensation, Executive, Finance and
                                Nominating (Chairman) Committees

                                Vice Chairman of the Board and Chief Executive Officer of Newell Co. (manufacturing and marketing company for high volume hardware and housewares, office and industrial products) since 1992; President and Chief Operating Officer of Newell Co. 1986 to 1992. He is a director of Teco Energy, Inc.

CLASS I DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1999

[Allan L. Rayfield photo]       ALLAN L. RAYFIELD
                                Age: 61
                                Director since April 1996
                                Member: Audit Review, Compensation and
                                Nominating Committees

                                Chief Executive Officer and Director of M/A Com, Inc. (microwave manufacturer) November 1993 to December 1994; President, Chief Operating Officer and Director of M/A Com, Inc. March 1991 to November 1993; Chairman of the Board and Chief Executive Officer of International Telecharge Inc. (telecommunications operator service company) April 1990 to March 1991. He is a director of Parker-Hannifin Corporation.

[L. Frederick Sutherland        L. FREDERICK SUTHERLAND
photo]                          Age: 45
                                Director since January 1995
                                Member: Compensation, Finance and Nominating
                                Committees

                                President of Uniform Services Group of ARAMARK Corporation (diversified services management company) April 1, 1993 to present; Senior Vice President, Finance of ARAMARK Corporation February 1991 to April 1993; Vice President of Corporate Finance and Development of ARAMARK Corporation August 1988 to February 1991.

CLASS I DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1999 --
CONTINUED

[William R. Wilson photo]       WILLIAM R. WILSON
                                Age: 69
                                Director since July 1992
                                Member: Audit Review, Compensation and
                                Nominating Committees

                                Retired Chairman of the Board and Chief
                                Executive Officer of Lukens Inc. (manufacture and sale of plate steel and stainless steel products) since December 1991; Chairman of the Board and Chief Executive Officer of Lukens Inc. April 1981 to December 1991. He is a director of Columbia Gas System, Inc. and Provident Mutual Life Insurance Company.

BOARD OF DIRECTORS' AND COMMITTEE MEETINGS

     The Board of Directors has an Audit Review Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Nominating Committee. During the fiscal year ended December 29, 1996 there were eleven Board of Directors' meetings, two of which were telephonic, two Audit Review Committee meetings, two Compensation Committee meetings, three Finance Committee meetings and three Nominating Committee meetings. The Executive Committee did not meet during fiscal 1996. In the 1996 fiscal year the total combined attendance for all Board and Committee meetings was 92%. Each director was present for at least 75% of the combined number of meetings of the Board of Directors and Committees on which each director served except for Allan L. Rayfield who attended 67% of the combined number of meetings of the Board of Directors and Committees on which he served. The members of the Committees are identified above.

COMMITTEES

     The Audit Review Committee is charged with the duties of recommending to the Board of Directors the appointment of independent accountants, meeting periodically with the independent accountants and internal auditors to review the adequacy of internal controls and financial reporting, reviewing financial statements, and reviewing, appraising, and reporting to the Board of Directors on accounting and reporting practices, the internal control system and the audit effort by both the independent accountants and internal auditors.

     The Compensation Committee, which consists entirely of non-employee directors, reviews and makes recommendations to the Board of Directors regarding all salaries and benefits relating to officers of the Company and its subsidiaries and certain highly compensated employees, reviews and makes recommendations regarding the Company's benefit plans, and directs the administration of certain benefit plans.

     The Executive Committee may exercise all of the powers of the Board of Directors with reference to the conduct of the business and affairs of the Company in the interim between meetings of the Board of Directors.

     The Finance Committee reviews and makes recommendations to the Board of Directors with respect to allocation of resources for capital expenditures, dividend policy, capitalization of the Company, major debt and equity financing transactions, financial aspects of major acquisitions or dispositions of businesses or assets by the Company and investment policies of pension funds established for the benefit of employees of the Company and its subsidiaries.

     The Nominating Committee reviews and makes recommendations to the Board of Directors regarding criteria for membership on the Board of Directors, the number of members of the Board of Directors, reviews nominees for membership to the Board of Directors, makes recommendations to the Board of Directors with respect to the Company's policies on the level of compensation of members of the Board of Directors and the retention and retirement of directors who are not officers of the Company.

     Shareholders desiring to recommend nominees for consideration by the Nominating Committee should submit, together with appropriate biographical information, a statement of the nominee's qualifications and consent to the Secretary of the Company, 13500 South Perry Avenue, Riverdale, Illinois 60627-1182. Such information must be received by the Secretary of the Company not less than 120 days prior to the Annual Meeting of Shareholders.

DIRECTORS' COMPENSATION

     Directors who are not also employees of the Company (non-employee directors) are currently paid an annual directors' fee of $18,000, a fee of $1,000 for attending a meeting of the Board of Directors and a fee of $1,000 for attending a meeting of a Committee of the Board of Directors, whether or not more than one meeting is held on the same day. The Chairmen of the Audit Review, Compensation, Finance and Nominating Committees are paid an additional annual fee of $2,000. The Company provides accidental death insurance for all outside directors while on the business of the Company. Those directors who are employees of the Company do not receive additional compensation for their service as directors. All directors are reimbursed for expenses incurred in connection with Board of Directors' and Committee meetings.

     Mr. MacDonald entered into an agreement with the Company effective June 1, 1992 to provide consulting services for a three-year period through May 31, 1995; this agreement was renewed for an additional two-year period, through May 31, 1997, upon the same terms and conditions contained in the original agreement. Pursuant to the agreement, Mr. MacDonald is paid an annual fee of $50,000 in addition to any payments to which he may be entitled as a non-employee director of the Company. Under the terms of the contract, he is furnished with an office, secretarial and certain other business office services which amounted to approximately $38,000 in 1996. The contract with Mr. MacDonald will terminate on May 31, 1997.

     In 1992 the Company adopted the Acme Metals Incorporated Non-Employee Directors Retirement Plan (the "Directors Retirement Plan"), which will be terminated as of April 24, 1997. The Directors Retirement Plan provided for the payment of certain benefits commencing at age 65 to directors who were not employees of the Company who served on and then retired from the Board of Directors. Four years of service as a non-employee director were required for a director to be eligible to receive a minimum retirement benefit of 40% of the annual retainer in effect at the date of retirement. The benefit increased 10% for each additional year of service to a maximum of 100% of the annual retainer in effect at the date of retirement. The termination of the Directors Retirement Plan will result in it being frozen for former directors now receiving, or eligible to receive at age 65, benefits thereunder. Directors who retired prior to April 24, 1997 will continue receiving pension benefits for life. Current active directors having four or more years of service as of April 24, 1997 will have have the option of: (i) having their vested pension benefit percentage multiplied times the current annual directors' retainer of $18,000 frozen as of April 24, 1997 ("Vested Pension Benefit") and paid out annually for life commencing at normal retirement age; or, (ii) having the amount of their Vested Pension Benefit as of April 24, 1997 converted to shares of phantom stock on April 24, 1997. The number of shares of phantom stock will be determined by dividing the Vested Pension Benefit by the price of the Company's Common Stock on April 24, 1997. If option (ii) is elected, a director will receive an annual pension following his leaving the Board, commencing at normal retirement age and during his lifetime, equal to the number of phantom shares in his account multiplied by the price of the Company's Common Stock on the effective date of the director's retirement from the Board. Pension benefits currently payable pursuant to the Directors Retirement Plan and those payable following its termination pursuant to the two options described above are unfunded and non-qualified and will be paid out of current earnings. No benefits are or will be payable to the spouse or dependents of a retired director.

                               SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

     As of March 3, 1997, the following entities were known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                    NUMBER OF SHARES             PERCENT
                                                    OF COMMON STOCK                OF
NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED (1)         CLASS (2)
------------------------------------             ----------------------         ---------
Mackenzie Financial Corporation..............          1,740,700(3)              14.96%
  Suite 805
  150 Bloor Street West
  Toronto, Ontario M5S 3B5
Goodman & Company Ltd........................            787,300(4)               6.77%
  Scotia Plaza
  40 King Street West
  Toronto, Ontario M5H 4A9
General Accident Assurance Company...........            615,000(4)               5.29%
  Two First Canadian Place
  Suite 2600
  Toronto, Ontario M5X 1J1

------------------------------
(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 based on the number of shares of Company Common Stock outstanding as of March 3, 1997.

(3) The number of shares of Common Stock beneficially owned was determined by a review of Amendment Number Two to the Schedule 13G filed with the Securities and Exchange Commission on February 11, 1997 which states that Mackenzie Financial Corporation has sole voting and dispositive power for all of the shares reported.

(4) The number of shares of Common Stock beneficially owned was determined through conversations between representatives of the Company and representatives of each respective beneficial owner.

OTHER PRINCIPAL HOLDER OF VOTING SECURITIES

     On March 3, 1997, Vanguard Fiduciary Trust Company, Trustee for the Company's Salaried Employees' Retirement Savings Plan, the Company's Employee Stock Ownership Plan, and the Alpha Tube Corporation Employees' 401(k) Retirement Plan, held 1,150,959 shares, or 9.9%, of the shares of Common Stock then outstanding, a portion of which are included in the share ownership of executive officers in the table of officers' and directors' beneficial ownership of securities below. Shares held by the Trustee on account of each of the participating employees will be voted by the Trustee in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board of Directors in this proxy statement.

OFFICERS AND DIRECTORS

     The following table sets forth as of March 3, 1997 information with respect to beneficial ownership of the Company's Common Stock by all directors and nominees, each of the executive officers named in "Executive Compensation" below, and all directors and executive officers as a group.

                                                                                        PERCENT
                                              AMOUNT AND NATURE OF                         OF
        NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)                    CLASS(2)
        ------------------------             -----------------------                    --------
Stephen D. Bennett.......................             68,925(3)                              *
Buddy W. Davis...........................                  0                                 *
Edward G. Jordan.........................              1,490                                 *
Andrew R. Laidlaw........................              1,490                                 *
Frank A. LePage..........................              2,990                                 *
Reynold C. MacDonald.....................             51,000                                 *
Brian W. H. Marsden......................            191,391(4)                            1.6%
Allan L. Rayfield........................              1,000                                 *
Gerald J. Shope..........................             23,633(5)                              *
William P. Sovey.........................              1,490                                 *
L. Frederick Sutherland..................              2,000                                 *
Edward P. Weber, Jr......................             50,613(6)                              *
Jerry F. Williams........................             73,756(7)                              *
William R. Wilson........................              2,490                                 *
All directors and executive officers as a
  group, 16 persons......................            489,548(3)(4)(5)(6)(7)(8)             4.1%

------------------------------
 *  Less than 1% of class

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934.

(3) Includes 50,400 shares which are not now owned but could be acquired by exercise of vested stock options, 7,100 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 3,040 shares held by the trustee of the Company's Employee Stock Ownership Plan ("ESOP") which are attributable to Mr. Bennett's account.

(4) Includes 120,800 shares which are not now owned but could be acquired by exercise of vested stock options, 1,900 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 2,500 shares owned by a family member to which Mr. Marsden disclaims beneficial ownership, and 4,952 shares held by the trustee of the ESOP which are attributable to Mr. Marsden's account.

(5) Includes 17,000 shares which are not now owned but could be acquired by exercise of vested stock options, 300 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, 3,500 shares held by the trustee of the Company's Salaried Employees' Retirement Savings Plan ("SERSP") which are attributable to Mr. Shope's account, and 2,638 shares held by the trustee of the ESOP which are attributable to Mr. Shope's account.

(6) Includes 34,600 shares which are not now owned but could be acquired by exercise of vested stock options, 4,200 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 100 shares held by family members, and 3,531 shares held by the trustee of the ESOP which are attributable to Mr. Weber's account.

(7) Includes 41,950 shares which are not now owned but could be acquired by exercise of vested stock options, 4,320 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, 13,486 shares held by the trustee of the SERSP which are attributable to Mr. Williams' account, and 4,161 shares held by the trustee of the ESOP which are attributable to Mr. Williams' account.

(8) Includes 8,500 shares which are not now owned but could be acquired by exercise of vested stock options, 300 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition and a total of 4,056 shares held by the trustee of the SERSP and a total of 2,424 shares held by the trustee of the ESOP which are attributable to the accounts of two executive officers who are not named in "Executive Compensation" below.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 filed.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 4 or 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1996.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities in the fiscal years 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                          --------------------------------------
                                            ANNUAL COMPENSATION                           AWARDS
                                    -----------------------------------   --------------------------------------
                                                              OTHER       RESTRICTED   SECURITIES
                                                              ANNUAL        STOCK      UNDERLYING    ALL OTHER
                                    SALARY        BONUS    COMPENSATION     AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)          ($)         ($)         ($) (3)        (#)         ($) (4)
---------------------------  ----   -------      -------   ------------   ----------   ----------   ------------
Stephen D. Bennett.........  1996   345,800(1)    45,500            (2)     84,375       24,000        43,043
  President and Chief        1995   275,000       82,500            (2)     45,938       10,000        39,325
  Executive Officer          1994   250,000      112,500      37,650(5)     34,875       10,000        35,861
Brian W. H. Marsden........  1996   281,300(1)    49,500            (2)          0       18,000        36,388
  Chairman                   1995   430,000      172,000            (2)     45,938       15,000        66,220
                             1994   400,000      240,000            (2)          0       15,000        64,300
Gerald J. Shope (6)........  1996   122,600       12,000            (2)          0        6,000        14,806
  Vice President-            1995   114,000       31,100            (2)          0        4,000        15,961
  Human Resources            1994    96,000       36,000            (2)          0        2,500        15,290
Edward P. Weber, Jr........  1996   158,500       16,100      19,462(7)     42,188        7,000        19,206
  Vice President,            1995   153,000       45,900            (2)     45,938        5,000        21,879
  General Counsel            1994   142,000       63,900            (2)     23,250        4,000        21,820
  and Secretary
Jerry F. Williams..........  1996   191,000       19,700      23,173(8)     42,188        7,000        23,177
  Vice President-            1995   187,000       56,100            (2)     45,938        5,000        26,741
  Finance and                1994   178,000       80,100            (2)     27,900        5,000        26,951
  Administration and Chief
  Financial Officer

------------------------------
(1) Mr. Bennett assumed the position of Chief Executive Officer previously held by Mr. Marsden on April 15, 1996 and adjustments to their salaries were made as of that date.

(2) Except as indicated, the dollar value of perquisites and other personal benefits for such executive officers was less than the established reporting thresholds.

(3) Values of restricted stock awards granted during 1996 in the Summary Compensation Table are based on $16.875, the closing price of the Company's Common Stock, on June 20, 1996, the date of grant. The total number and value of the aggregate restricted shares held at December 29, 1996, based on $19.375, the average of the high and low prices of the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal as of that date, were as follows: Mr. Bennett, 6,400 shares, value $124,000; Mr. Marsden, 1,900 shares, value $36,813; Mr. Shope, 300 shares, value $5,812.50; Mr. Weber, 4,100 shares, value $79,438; and Mr. Williams, 4,220 shares, value $81,763. Dividends, if any are declared, are payable on restricted shares.

     The vesting schedule for stock awards granted on June 20, 1996 is 20% of the shares granted on December 21, 1996, 1997, 1998, 1999 and 2000. The total number of shares granted and the number of shares of each installment follows: Mr. Bennett 5,000 shares granted in installments of 1,000 each; Mr. Marsden, none; Mr. Shope, none; Mr. Weber, 2,500 shares granted in installments of 500 each; Mr. Williams, 2,500 shares granted in installments of 500 each.

     The vesting schedule for stock awards granted on January 27, 1995 is 20% of the shares granted on July 28, 1995, 1996, 1997, 1998 and 1999. The total number of shares granted and the number of shares of each installment follows: Mr. Bennett, 2,500 shares granted in installments of 500 each; Mr. Marsden, 2,500 granted in installments of 500 each; Mr. Shope, none; Mr. Weber, 2,500 shares granted in installments of 500 each; Mr. Williams 2,500 shares granted in installments of 500 each.

     The vesting schedule for stock awards granted on January 29, 1994 is 20% of the shares granted on July 30, 1994, 1995, 1996, 1997 and 1998. The total number of shares granted and the number of shares of each installment follows: Mr. Bennett, 1,500 shares granted in installments of 300 shares each; Mr. Marsden, none; Mr. Shope, none; Mr. Weber, 1,000 shares granted in installments of 200 shares each; Mr. Williams, 1,200 shares granted in installments of 240 shares each.

(4) Amounts in this column are Company contributions to the Company's Salaried Employees' Retirement Savings Plan ("SERSP") and Employee Stock Ownership Plan ("ESOP"), which are defined contribution plans, based on amounts earned by such executive officers during 1996. The Company contributions to the SERSP and ESOP for executive officers are based on the same percentages as for all other eligible employees of the Company.

(5) The amount reported for Mr. Bennett includes $25,219 for country club fees and dues and $12,431 for automobile expenses, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Bennett.

(6) Mr. Shope became an executive officer of the Company on April 1, 1995. From January through March of 1995 and during 1994 he was an officer of a subsidiary of the Company.

(7) The amount reported for Mr. Weber includes $19,462 for automobile expenses, which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Weber.

(8) The amount reported for Mr. Williams consists of $15,080 for automobile expenses and $8,093 for country club fees and dues, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Williams.

                     [This Space Intentionally Left Blank]

STOCK OPTION GRANTS IN 1996

     The following table sets forth certain information relating to options to purchase Common Stock granted in the fiscal year 1996 to the five individuals named in the Summary Compensation Table.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                      INDIVIDUAL GRANTS IN 1996
                                      ---------------------------------------------------------
                                      NUMBER OF      PERCENT OF
                                      SECURITIES    TOTAL OPTIONS
                                      UNDERLYING     GRANTED TO      EXERCISE OR
                                       OPTIONS      EMPLOYEES IN      BASE PRICE                    GRANT DATE
                                      GRANTED(2)       FISCAL        PER SHARE(4)    EXPIRATION    PRESENT VALUE
               NAME                      (#)           YEAR(3)          ($/SH)          DATE          ($) (5)
               ----                   ----------    -------------    ------------    ----------    -------------
B. W. H. Marsden..................      18,000          17.14%         $16.625        1/26/06          95,067
S. D. Bennett.....................      12,000          11.43%         $16.625        1/26/06         102,250
                                        12,000          11.43%         $ 18.75        4/15/06         115,286
G. J. Shope.......................       6,000           5.71%         $16.625        1/26/06          51,125
E. P. Weber, Jr...................       7,000           6.67%         $16.625        1/26/06          59,646
J. F. Williams....................       7,000           6.67%         $16.625        1/26/06          59,646

------------------------------
(1) Stock Appreciation Rights were not granted during fiscal 1996.

(2) All options to Messrs. Marsden, Shope, Weber and Williams and 12,000 of the options to Mr. Bennett were granted on January 26, 1996. One-half of the options become exercisable on January 26, 1997 and one-half become exercisable on January 26, 1998 unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, disability or a change in control as defined in the Grant of Stock Option Agreement. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. 12,000 of the options to Mr. Bennett were granted on April 15, 1996. One-half of the options become exercisable on April 15, 1997 and one-half become exercisable on April 15, 1998, subject to the same provisions with respect to acceleration and termination as stated above.

(3) Based on 105,000 options granted to all employees during fiscal 1996.

(4) Exercise price is the market value per share on the date of grant, determined by calculating the average of the high and low prices of the Common Stock on the NASDAQ Over-the-Counter Markets, National Market Issues, until May 20, 1996 or the New York Stock Exchange since May 21, 1996, both as reported in The Wall Street Journal for the date of grant.

(5) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the modified Black-Scholes model in estimating the value of the options reflected in the above table include the following:

   - An exercise price of the options of $16.625 and $18.75 for the options granted on January 26, 1996 and April 15, 1996, respectively, equal to the market value per share on the date of grant;

   - A term to exercise of option of seven years;

   - An interest rate of 6.0% which approximates the interest rate on a U.S. Treasury security with a maturity rate of seven years;

   - Volatility of 37.6% calculated using weekly stock prices for the ten-year period prior to the grant dates;

   - No dividends being paid on the Common Stock;

   - Reduction of approximately 38% for Mr. Marsden to reflect a shortened option term of no later than March 1, 1999 due to his retirement as an employee of the Company on March 1, 1997.

AGGREGATED OPTION EXERCISES IN 1996 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options in 1996 to purchase Common Stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 29, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        FISCAL YEAR END OPTION VALUE (1)

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                               SHARES                       OPTIONS AT 12/29/96               AT 12/29/96 (2)
                             ACQUIRED ON     VALUE      ----------------------------    ----------------------------
                              EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
NAME                             (#)          ($)           (#)             (#)             ($)             ($)
----                         -----------    --------    -----------    -------------    -----------    -------------
Brian W. H. Marsden........    10,000        87,500       111,800         25,500          328,075         65,438
Stephen D. Bennett.........         0           N/A        44,400         29,000          116,138         51,125
Gerald J. Shope............     1,000         9,250        14,000          8,000           24,325         20,750
Edward P. Weber, Jr........     3,050        28,213        31,000          9,500           78,881         24,563
Jerry F. Williams..........     3,800        39,188        38,450          9,500           97,769         24,563

------------------------------
(1) No Stock Appreciation Rights have been granted by the Company.

(2) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, $19.375, minus the exercise price. Options granted in 1989 and 1994 were not in-the-money at fiscal year end.

DEFINED BENEFIT PLAN

AVERAGE ANNUAL EARNINGS
   FOR THE 5 HIGHEST        ESTIMATED ANNUAL PENSION PAYABLE
12-MONTH PERIODS DURING   BASED ON YEARS OF SERVICE INDICATED
THE LAST 10 CONSECUTIVE   ------------------------------------
   12-MONTH PERIODS        15 YEARS     20 YEARS     25 YEARS
-----------------------   ----------   ----------   ----------
       $100,000              13,404       21,279       29,154
       $150,000              25,216       37,029       48,841
       $200,000              37,029       52,779       68,529
       $250,000              48,841       68,529       88,216
       $300,000              60,654       84,279      107,904
       $400,000              84,279      115,779      147,279
       $500,000             107,904      147,279      186,654
       $600,000             131,529      178,779      226,029
       $700,000             155,154      210,279      265,404
       $800,000             178,779      241,779      304,779
       $900,000             202,404      273,279      344,154

     Since May 29, 1986 Acme Steel Company has maintained the "Consolidated Pension Plan for Acme Steel Company Salaried Employees and Riverdale Plant Hourly Employees" (the "Consolidated Plan"). Effective July 31, 1994, the Acme Metals Incorporated Salaried Employees' Past Service Pension Plan, the plan which provided benefits to certain employees of the Company, including certain executive officers, was merged into the Consolidated Plan, which became the "Consolidated Pension Plan for Acme Salaried and Hourly Employees." Effective January 1, 1994, the Company adopted the Acme Metals Incorporated Supplemental Benefits Plan (the "Supplemental Benefits Plan") to pay benefits to employees of the Company, which would be payable under the Consolidated Plan, except for the limits imposed under the Internal Revenue Code of 1986 (the "Code"). The Supplemental Benefits Plan is a non-qualified plan for purposes of ERISA and is unfunded.

     The Consolidated Plan provides benefits based on years of credited service with the Company (including prior service with Acme Steel Company) through December 31, 1981 and average annual earnings for the five highest twelve-month periods during the ten consecutive twelve-month periods preceding retirement. The Company and Mr. Marsden are parties to the Deferred Compensation Agreement which entitles Mr. Marsden to a supplemental pension benefit equivalent to ten years of additional credited service under the Consolidated Plan unless (i) his employment with the Company is terminated for "Cause" (as defined in the Deferred Compensation Agreement) or (ii) he engages in "competitive activity" (as defined in the Deferred Compensation Agreement) for the period and under the circumstances provided in that agreement. Corporate funds, rather than pension trust assets, will be used for payment of these supplemental benefits to Mr. Marsden and any pension benefits payable in excess of the maximum amount permitted under the Code. Mr. Marsden was deemed to have approximately 15 years of credited service at his retirement as an employee of the Company on March 1, 1997. Pension benefits payable to Mr. Marsden in excess of the maximum amounts permitted under the Code are and will continue to be provided under the Supplemental Benefits Plan. Messrs. Shope and Williams have approximately 12 years and 17 years, respectively, of credited service. Any pension benefits to Messrs. Shope and Williams in excess of the maximum amounts permitted under the Code will be provided under the Supplemental Benefits Plan unless either one experiences a "Discharge for Cause" (as defined in the Supplemental Benefits
Plan). Messrs. Bennett and Weber joined the Company after December 31, 1981 and therefore do not participate in the Consolidated Plan.

     The preceding table is based upon retirement at age 65, a pension payable for the life of the retiree only, and a social security offset of $9,734.00 per year. Different benefits under the Consolidated Plan may be payable for persons whose employment terminates prior to age 65. For purposes of the table, average annual earnings include salaries and bonuses paid or deferred during the twelve-month period.

     The Consolidated Plan provides a transition pension for salaried employees, including certain executive officers, who were employed on December 31, 1981, if the benefit attributable to certain contributions by the Company after December 31, 1981 under the Company's Salaried Employees' Retirement Savings Plan (the "SERSP") is less than the benefit under the Consolidated Plan, which would be attributable to continuous service between January 1, 1982 and the earlier of December 31, 1991 or termination of employment. The amount attributable to such Company contributions from 1982 through 1988 is all Company contributions in excess of 6 1/2 percent of the participant's earnings and from 1989 through 1991 is all Company contributions, for each calendar quarter of continuous service, together with amounts which would have been earned had such contributions been invested and reinvested in the SERSP in the (i) Diversified Investment Fund from January 1, 1982 through August 31, 1995, and (ii) Vanguard Asset Allocation Fund commencing September 1, 1995. In the case of executive officers, earnings are the same for purposes of the SERSP as for purposes of the Consolidated Plan. Future performance of the Vanguard Asset Allocation Fund, annuity interest rates, and the earnings of participants during the ten years preceding retirement will determine whether or not any transition pension will be payable. Unless a participant becomes entitled to a transition pension, years of credited service after December 31, 1981 will have no effect on any estimated annual pension payable pursuant to the Consolidated Plan.

CHANGE IN CONTROL ARRANGEMENTS

     On May 25, 1992, the Board of Directors adopted the Key Executive Severance Pay Plan (the "Severance Plan") from Acme Steel Company and designated the executive officers of the Company and certain other individuals as participants. A participant may be entitled to severance benefits under the Severance Plan if there is a termination of his employment without cause at any time within three years after a Change in Control of the Company (as defined in the Severance
Plan). In addition, following a Change in Control a participant may elect to terminate his employment without loss of severance benefits in certain specified contingencies, including termination of the participant's position as an officer or director; a good faith determination by the participant that as a result of the Change in Control, he is unable to carry out the authorities, powers, functions or duties attached to his position; a significant adverse change in his position, duties or compensation; the failure of a successor to assume the Company's obligations under the Severance Plan; excessive travel requirements or the substantial relocation of his place of work; or, the reorganization, dissolution, liquidation, consolidation or merger of the Company or the sale of a significant portion of its assets.

     Under the Severance Plan, a Change in Control is deemed to have occurred if
(i) the Company is merged or reorganized into or with, or sells all or substantially all of its assets to, another company in a transaction in which former shareholders of the Company own less than seventy-five percent of the outstanding securities of the surviving or acquiring company after the transaction, (ii) a filing is made with the Securities and Exchange Commission disclosing the beneficial ownership by any person or group of twenty-five percent or more of the voting power of the Company, (iii) during any period of two consecutive years individuals who were directors at the beginning of such period cease to constitute a majority of the Board of Directors without the approval of two-thirds of the remaining members of the Board of Directors, (iv) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (v) any other event, or events, which the Board of Directors shall determine to be a Change in Control.

     A participant who is terminated with rights to severance compensation under the Severance Plan will be entitled to receive in respect of the "Severance Period" (as defined in the Severance Plan), in lieu of further salary payments to the participant, the following: (i) a sum equal to (a) three times the participant's highest annual aggregate base salary in effect at any time within five years prior to the date the "Notice of Termination of Employment" (as defined in the Severance Plan) is given, plus (b) an amount equal to the average compensation paid in the two calendar years prior to the date said Notice is given to the participant under the Company's Executive Incentive Compensation Plan, or any successor plan (provided, however, the participant may elect to receive said sums in thirty-six (36) equal monthly payments, including interest, after the date of said Notice); (ii) for a period of thirty-six (36) months following the date of "Termination of Employment" (as defined in the Severance
Plan), or until a participant's death, if earlier, life, health and accident insurance benefits and other executive benefits the participant was receiving immediately prior to the date of Termination of Employment; (iii) all benefits to which the participant is entitled as a participant under the Salaried Employees' Past Service Pension Plan, the Salaried Employees' Retirement Savings Plan or other plan or agreement relating to retirement benefits; and, (iv) all legal fees and expenses incurred by a participant, if any, as a result of such Termination of Employment or enforcing any right or benefit under the Severance Plan. A letter of credit has been obtained by the Company for the purpose of securing the payment of such legal fees and expenses.

     The net amount payable to any participant under the Severance Plan, taking into account payments under Other Plans, (as defined in the Severance Plan) as appropriate, may not exceed 2.99 times the participant's "base amount" (as defined in Section 280G of the Code), which, generally, is the average of the participant's taxable annual income received from the Company during the five-year period preceding the Change in Control, to avoid the special tax rules applicable to "excess parachute payments" under federal income tax legislation enacted in 1984.

     To protect both the Company and any participant, if the severance compensation under the Severance Plan, either alone or together with other payments to a participant, would constitute "excess parachute payments", as defined in Section 280G of the Code, such severance compensation payment would be reduced to the largest amount as would result in no portion of such payments being disallowed as deductions to the Company under Section 280G of the Code and no portion of such payments subjecting a participant to the excise tax imposed by Section 4999 of the Code. The determination of such reductions will be made, in good faith, by the Company's independent accountants and will be conclusively binding upon the Company and such participant.

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of Acme Metals Incorporated on Executive Compensation shall not be incorporated by reference into any such filings.

     The performance graph below provides an indicator of the cumulative total shareholder returns for the Company for a five-year period as compared with the cumulative total return of the Russell 2000 Index of companies and a group of peer companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                  ACME METALS INCORPORATED, RUSSELL 2000** AND
                            VALUE LINE PEER GROUP***
                                     GRAPH

                   DATE                        ACME METALS    RUSSELL 2000    PEER GROUP
                   ----                        -----------    ------------    ----------
December 1991..............................      $100.00        $100.00        $100.00
December 1992..............................      $ 99.18        $118.42        $ 91.92
December 1993..............................      $134.73        $140.79        $180.65
December 1994..............................      $135.20        $138.23        $183.12
December 1995..............................      $106.66        $177.54        $170.41
December 1996..............................      $145.03        $206.83        $179.13

------------------------------
(1) During the second half of fiscal 1994, the Company issued a total of 5,975,000 shares of Common Stock, thereby more than doubling the number of shares of Common Stock outstanding.

* Assumes $100 invested on December 31, 1991 in Common Stock, Russell 2000, and Value Line Peer Group of companies and assumes the reinvestment of dividends on a quarterly basis.

** The Russell 2000 Index consists of 2,000 companies with a range of capitalization comparable to the Company.

*** The Value Line Peer Group for 1996 consists of the companies in the Value
    Line Investment Survey -- Steel Group (integrated), and includes Bethlehem Steel Corp., British Steel, Dofasco, Inc., Inland Steel Industries, Inc., LTV Corp., USX-U.S. Steel Group and WHX Corp. These companies are engaged in substantially the same industry and are subject to the same market influences as the Company. From 1994 through 1995, Stelco Industries Inc. was included in the Value Line Peer Group, and British Steel was not so included.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors to provide the shareholders with an understanding of the Company's executive compensation program.

THE COMMITTEE

     The Committee is composed of five independent non-employee members of the Board of Directors who meet the definition of "non-employee director" as set forth in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. It is the Committee's responsibility to develop and review the total compensation paid to all executive officers of the Company and its subsidiaries. Annually, it receives recommendations from management and reviews those recommendations with professional outside compensation consultants prior to recommending compensation programs and levels to the full Board of Directors. The Committee held two meetings during the fiscal year ended December 29, 1996. No Committee members have interlocking relationships as defined by the Securities and Exchange Commission.

COMPENSATION POLICIES AND OBJECTIVES

     The Company's compensation philosophy is to reward its key executives in line with median levels for similar positions in comparable metals or manufacturing industries, with individual base salaries reflecting their scope of responsibilities, impact on Company performance, experience, and proficiency in their position. As such, the Committee's principal objective in developing compensation opportunities is to support this philosophy and the Company's objective of increasing shareholder returns. To achieve these goals, the Committee believes it necessary:

     - To attract, develop, retain and reward those executives who complement the Company's shareholder interest objective in accordance with the Company's compensation philosophy.

     - To provide short-term incentive bonus opportunities based on corporate performance measures evaluated from the annual business plan proactively approved by the Board of Directors, the Committee recommends to the Board of Directors which performance criteria (e.g., return on equity, return on investment, cash flow, operating or sales performance measures, safety or quality performances, etc.), which may change from year to year, shall be used to assess performance, and threshold, target and maximum bonus levels are assigned.

     - To provide long-term incentive opportunities in the form of options and awards of shares of common stock via a plan which was approved by the shareholders in 1994 and which is designed to align the interests of the executives with those of the shareholders.

COMPENSATION PROGRAM COMPONENTS

     The particular elements of the compensation program for executive officers are outlined below.

     Base Salary -- Base salary opportunities are principally established at the median level of salaries in a peer group of public corporations wherein the Company competes for talent. Annual salary adjustments are recommended by the Committee to the Board of Directors based on the individual's performance against annual objectives, the individual's position within the assigned salary range, the Company's financial results, and peer group increase projections.

     Annual Incentive Compensation -- Within the first ninety days of each year, the Committee adopts, subject to ratification by the Board of Directors, the Executive Incentive Compensation Plan ("EIC") objectives for that year, designates the participants to one of six groups having varying ranges of incentive compensation opportunities, and determines how incentive payments will be calculated. The maximum incentive compensation opportunity for any individual has been sixty percent, and will be increased to seventy-five percent, of his base salary for the year in question upon adoption of proposed amendments to the EIC. In 1996, the corporate performance criteria was Return on Equity, to be divided equally between the legacy operations and the new caster operations of the Company. The Return on Equity achieved by the legacy operations was between the target and the minimum levels and by the new caster operations was below the minimum level. Each executive officer earned the percentage for the legacy operations' achievement for the group to which the executive was assigned. Payments in future years will be dependent upon the Company achieving, or exceeding, the performance criteria established in those years. The Committee, subject to ratification by the Board of Directors, reserves the right to amend, suspend or terminate, in whole or in part, any or all provisions of the Plan, provided the same does not result in an increase in the awards made to the Chief Executive Officer or certain other executive officers. The Committee has determined that in order to (i) comply with new Internal Revenue Service regulations governing the time period during which the Committee and the Board of Directors must establish annual base salaries for the Chief Executive Officer and the four other most highly compensated executives of the Company, (ii) raise the target bonus opportunities for the Chief Executive Officer, other executive officers of the Company and presidents of the Company's subsidiaries to reflect competitive market values, (iii) add a category for Chief Operating Officer of the Company, and (iv) expand the method for rating individual performance for key employees of the Company for the purpose of adjusting EIC awards, the Executive Incentive Compensation Plan should be amended. Those proposed amendments are submitted to the shareholders of the Company in Proposal 3, set forth later in this proxy statement.

     Long-Term Incentive Compensation -- The Company's 1994 Stock Incentive Program (the "Program") is designed to furnish long-term incentives to executive officers and other key corporate employees to improve corporate profits and shareholder value by providing such persons opportunities to acquire shares of Common Stock pursuant to the grant of stock awards, stock options, stock appreciation rights and/or to receive monetary payments upon terms and conditions adopted by the Committee and ratified by the Board of Directors. Stock awards are generally granted with an earnout period of five years in installments of twenty percent per year in amounts determined by the Committee. The Committee believes this approach to long-term opportunities fosters shareholder value over the long term, since the realization of increased benefit to the executive is based solely on stock price appreciation. Stock options are granted for a term of ten years, currently vest over a two-year period (one-half each year), and are granted with an exercise price equal to the market price on the date of grant as defined in the Program. Stock appreciation rights may be granted in connection with grants of stock options ("Companion Option"). Generally stock appreciation rights relate to the same number of shares of Common Stock covered by the Companion Option and are subject to the same conditions relating to the Companion Option, except for such additional limitations as may be required by the Program or by the Board of Directors. The Committee recommends to the Board of Directors those individuals who will participate annually and the Committee may amend or discontinue the Program at any time, subject to ratification by the Board of Directors.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation is also reviewed annually and is compared to other chief executive officers of public corporations, similar in size and character to the Company, by an independent, professional consulting firm. In determining the Chief Executive Officer's salary adjustment in 1997, the Committee took into account the Company's financial performance as compared to other similarly situated companies, his individual contributions and increased responsibilities. The Committee is also influenced by the Chief Executive Officer's experience within the steel industry, his representation of the Company within the industry, and his stature within industry organizations. The Committee believes that it is important to compensate the Chief Executive Officer at an appropriate level within the salary range of his peers in similar businesses of equivalent size and complexity. The Chief Executive's annual base salary was established at $375,000 in April 1996 when he assumed that title.

     In 1996, Stephen D. Bennett was granted options to purchase 12,000 shares of Common Stock at $16.625 per share in January when he was President and Chief Operating Officer and an additional

12,000 options at $18.75 in April upon assumption of the Chief Executive Officer title. He was also granted 5,000 stock awards during 1996 at a grant price of $16.875 per share.

LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In 1993, the Internal Revenue Code (the "Code") was amended (I.R.C. sec.162(m)) to impose a new limitation, beginning in 1994, on a corporation's ability to deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Covered Executives"). Generally, amounts paid to Covered Executives in excess of the $1,000,000 limitation are not deductible by the Company, unless such compensation qualifies under I.R.C. sec.162(m) and the regulations proposed thereunder, as performance-based compensation.

     The Committee has amended the Company's executive compensation plans in a manner which it believes will qualify certain components of its executive compensation program (1994 Executive Incentive Compensation Plan and 1994 Stock Incentive Program) as performance-based compensation.

     The Company will continue to monitor the requirements of the Code and to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executives of the Company with appropriate incentives and rewards for their performance.

SUMMARY

     The Committee believes that the total executive compensation program of the Company is competitive with compensation programs provided by other corporations with which the Company competes. Further, the 1994 Executive Incentive Compensation Plan and long-term 1994 Stock Incentive Program are directly linked to both the annual financial and operational results of the Company as well the toward the long-term growth of shareholders' value of the Company's shareholders.

     Submitted by the Compensation Committee of the Board of Directors: Frank A. LePage, Chairman, Allan L. Rayfield, William P. Sovey, L. Frederick Sutherland and William R. Wilson.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal year 1996, the Company made purchases from ARAMARK Corporation ("ARAMARK") in the amount of $191,115 for food services; Messrs. Jordan and MacDonald are directors and Mr. Sutherland is an executive officer of ARAMARK. The Company paid $84,798 for professional services to Seyfarth, Shaw, Fairweather and Geraldson, a law firm of which Mr. Laidlaw is a partner. These transactions were in the ordinary course of business, at competitive prices and terms and at arm's length. In the opinion of management, in no instance have the amounts involved been material in relation to the business of the Company or, to the knowledge and belief of management of the Company, to the business of the other organizations or to the individuals concerned.

                        APPROVAL OF THE ADOPTION OF THE
                            ACME METALS INCORPORATED
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

GENERAL

     The Nominating Committee of the Board of Directors has adopted, subject to shareholder approval, the 1997 Non-Employee Directors' Stock Option Plan (the "Plan"). This Plan is intended to benefit the Company and its shareholders by allowing those members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries to increase their financial stake in the Company through ownership of Common Stock, thereby underscoring the directors' mutual interest with shareholders in increasing the long-term value of the Company's Common Stock.

     The primary aspects of the Plan, the text of which is set forth in Appendix A, are as follows.

PARTICIPATION

     Participation in the Plan will be limited to current and future members of the Board of Directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"). Immediately following the election of the four directors standing for re-election at the Annual Meeting, there will be ten Non-Employee Directors.

STOCK OPTION GRANT

     The Plan provides that each year, at the Annual Meeting of the Board of Directors immediately following the Company's Annual Meeting of Shareholders, each individual elected, re-elected or continuing as a Non-Employee Director will automatically receive, in consideration for service as a director, non-qualified stock options to purchase 2,000 shares of Common Stock. There are 150,000 shares of Common Stock reserved for issuance under the Plan. The exercise price for options granted under the Plan will be 100% of the fair market value of the Common Stock on the date of grant, which shall be the average of the high and low price of the Common Stock on that date on the New York Stock Exchange. The options will be exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually for the next three years thereafter. The options will expire ten years after the date of grant unless they become subject to earlier termination as described in "Cessation of Service" below. The exercise price may be paid in cash, in shares of Common Stock owned by the optionee valued at their fair market value on the date of exercise, or by any combination of cash and such shares.

CESSATION OF SERVICE

     Upon termination of service by reason of normal retirement pursuant to Board policy or permanent disability, a Non-Employee Director's options will continue to be exercisable for the earlier of four years after date of termination or the expiration date of such options; the Nominating Committee of the Board of Directors may accelerate the time during which such retired or disabled director's options may be exercised. In the event of the death of a Non-Employee Director, all of his or her outstanding options shall become immediately exercisable and will continue to be exercisable by the deceased's legal representative for the earlier of four years after date of death or the expiration date of such options. In the event of termination of service for any reason other than normal retirement pursuant to Board policy, permanent disability or death, a director's options will be exercisable only to the extent they were exercisable on the date of such termination and only for the earlier of three months after such termination or the expiration date of such options.

FEDERAL INCOME TAX CONSEQUENCES

     The following paragraph is intended to be a brief summary of the principal federal income tax consequences of participation in the Plan to participants and the Company. It is not intended to be tax advice to any participant. Participants should consult their own tax advisor as to the federal, state and local tax consequences of participation in the Plan.

     The grant of non-qualified stock options will not result in income to the grantee nor a deduction for the Company. The exercise of a stock option will result in ordinary income to the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

OTHER INFORMATION

     The Plan will become effective on approval of the Company's shareholders, and will terminate, for purposes of granting further options, on December 31, 2006, unless terminated earlier by the Nominating Committee of the Board of Directors. As of April 24, 1997, the Acme Metals Incorporated Non-Employee Directors Retirement Plan (the "Directors Retirement Plan") which has been in effect since February 22, 1990, will be frozen for former or current non-employee directors who are vested under the Directors Retirement Plan and terminated for current non-employee directors of the Company who are not vested under the Directors Retirement Plan. See discussion of the termination of the Directors Retirement Plan under the heading "Directors' Compensation" on page 7 of this proxy statement.

     Non-Employee directors are compensated for their services as directors. For a description of such compensation see "Directors' Compensation" on page 7 of this proxy statement.

     The Plan may be amended by the Nominating Committee of the Board of Directors, except for amendments which would (i) increase the number of shares available for grant pursuant to the Plan or the number of options eligible to be granted annually to each non-employee director or (ii) extend the maximum period during which options may be granted under the Plan, both of which would require shareholder approval.

APPROVAL REQUIRED

     The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting at which a quorum is present is required for approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE ACME METALS INCORPORATED 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN WHICH IS PRESENTED AS PROPOSAL NO. 2.

                APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
                            ACME METALS INCORPORATED
                   1994 EXECUTIVE INCENTIVE COMPENSATION PLAN
                                (PROPOSAL NO. 3)

GENERAL

     The Compensation Committee of the Board of Directors has adopted, subject to shareholder approval, the Amendment and Restatement of the Acme Metals Incorporated 1994 Executive Incentive Compensation Plan (the "Compensation Plan"), which provides for the grant of annual cash incentive compensation payments to employee officers and key salaried employees of the Company and its subsidiaries. The purpose of the Compensation Plan is to award officers and key salaried employees who contribute in a substantial manner to the achievement of objectives and goals established by the Board which contribute to the success of the Company, and to provide an incentive to such persons to continue to contribute their best efforts to promote the success of the Company.

ADMINISTRATION

     The Compensation Plan shall be administered under the direction of the Compensation Committee of the Board (the "Committee") consisting of persons who are "non-employees directors" as defined in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended, and/or "outside directors" as defined in sec.162(m) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the "Code").

EFFECT OF AMENDMENTS TO THE COMPENSATION PLAN

     The adoption of the Amendment and Restatement of the Compensation Plan will effect the following changes:

     1. Compliance with new regulations in the Code which permit the Committee and the Board of Directors to establish the annual base salaries for the Company's Chief Executive Officer and four other most highly compensated executive officers within the first 90 days of the Company's fiscal year;

     2. An increase in the minimum, target and maximum bonus opportunities for the Company's Chief Executive Officer, other executive officers, and presidents of operating subsidiaries in order to reflect competitive market values for such individuals as identified in a study of the Company's peer group in the industry prepared by an independent compensation consulting company;

     3. The addition of a Chief Operating Officer category to the Compensation Plan;

     4. An expansion in the method for rating the individual performance of non-executive officers for purposes of adjusting their awards pursuant to the Compensation Plan; and

     5. The inclusion of the definition of Non-Employee Directors as members of the Committee, in order to comply with new Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended.

PARTICIPANTS IN THE COMPENSATION PLAN

     Participants in the Compensation Plan must be employees of the Company and shall include the Chairman (if an employee), the Chief Executive Officer and the Chief Operating Officer of the Company and such other employee officers and key salaried employees of the Company and its subsidiaries as the Committee in its sole discretion may designate. Approximately 80 employees are currently participants in the Compensation Plan.

BENEFITS AVAILABLE UNDER THE COMPENSATION PLAN

     Participants in the Compensation Plan for any fiscal year (other than the Chairman, Chief Executive Officer and Chief Operating Officer) shall be identified and assigned by the Committee to one of four incentive groups, labeled as Group A, B, C and D. Prior to the end of the first fiscal quarter of each fiscal year, the Committee shall, for such year, determine whether the computation of incentive payments under the Compensation Plan for the year shall be based upon one or more of the following measures of Company performance (the "Performance Measures"): (i) the net after-tax earnings for the year; (ii) the return on average equity for the year; (iii) the increase in shareholder value experienced during the year; (iv) the cash flow during the year; (v) the return on average investment for the year; or (vi) a combination of any of the foregoing. During the first ninety days of each fiscal year, the Committee shall, for such year, determine the minimum, target and maximum performance goals to be achieved by the Company in respect of the Performance Measure(s) selected by the Committee for such year. In establishing the annual goals, the Committee shall take into consideration the Company's profit plan objectives for the year, the Company's long-term strategic plan, the Company's historical performance, the projected and historical performance of selected companies in like industries, the short-and long-term economic forecasts and such other factors as the Committee shall consider relevant.

     An incentive compensation fund shall be established for each participant at the end of each fiscal year, the amount of which shall be calculated by multiplying the participant's base salary by the appropriate percentage specified below, which will depend upon whether the minimum, target, or maximum performance goal for the selected Performance Measure(s) was achieved by the Company during the year:

INCENTIVE                                         MAXIMUM       TARGET       MINIMUM
---------                                         -------       ------       -------
Chairman and/or Chief Executive Officer.......     75.0%        50.0%         25.0%
Chief Operating Officer.......................     60.0%        40.0%         20.0%
Group A.......................................     52.5%        35.0%         17.5%
Group B.......................................     37.5%        25.0%         12.5%
Group C.......................................     30.0%        20.0%         10.0%
Group D.......................................     22.5%        15.0%          7.5%

     Base salary under the Compensation Plan shall mean, for the Chief Executive Officer and any other individual employee whose compensation is required to be reported to the Securities and Exchange Commission by reason of that employee being among the four highest compensated executive officers other than the Chief Executive Officer for a fiscal year (collectively, "Covered Employees"), the regular salary for such participant established during the first ninety days of the year in question and, for the remaining Group A, B, C and D participants, the regular salary actually paid to such participant during the year in question. If the Company's results for a year fall between the minimum performance goal and maximum performance goal for the applicable Performance Measure(s), the percentages specified above shall be adjusted by linear interpolation, based upon the differences between the actual results and the maximum, target and minimum goals.

     Awards for any year to Covered Employees, as a percentage of base salary, may not exceed the maximum percentage specified above for such Covered Employee. Such awards may, however, be reduced or eliminated for any such Covered Employee in such manner or amount as the Committee in its sole discretion may determine. Awards for any year for other participants in the Group A, B, C and D designations may be adjusted up or down by the Committee by as much as 25% of the amount otherwise calculated as described above for such participant, or may be eliminated, based upon a personal performance determination made by management as to such participant's performance during the year.

     Awards under the Compensation Plan may, at the Committee's discretion, be transferred to an account of the participant under the Deferred Compensation Plan of the Company. The Compensation

Plan also provides for certain adjustments to be made in the event a participant ceases to be an employee during a year or a participant is promoted, demoted or otherwise changes employment status.

     The foregoing description is qualified in its entirety by reference to the complete terms of the Compensation Plan, a copy of which is attached as Appendix B to this Proxy Statement.

                                ----------------

     The following table shows the amounts that would have been paid to all individuals serving as the Company's Chief Executive Officer during fiscal 1996 and the Company's four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1996, and the named groups if the Amendment and Restatement of the Compensation Plan had been in effect for fiscal 1996. The amounts shown below would have appeared in the Summary Compensation Table on page 11 in lieu of "Bonus" payments. The dollar values shown are provided for purposes of illustration only, as required by the rules of the Securities and Exchange Commission.

NAME AND POSITION                                    INCENTIVE COMPENSATION AWARD ($)
-----------------                                    --------------------------------
Stephen D. Bennett...............................                  45,500
  President and Chief Executive Officer
Brian W. H. Marsden..............................                  49,500
  Chairman
Gerald J. Shope..................................                  14,033
  Vice President-Human Resources
Edward P. Weber, Jr..............................                  18,834
  Vice President, General Counsel and Secretary
Jerry F. Williams................................                  23,021
  Vice President-Finance and Administration and
  Chief Financial Officer
All current Executive Officers as a Group
  (including the persons named above)............                 170,000
All current Directors, not Executive Officers, as
  a group (not eligible).........................                       0
All Employees, not Executive Officers, as a
  group..........................................                 988,600

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended to be a brief summary of the principal federal income tax consequences of participation in the Compensation Plan to participants and the Company. It is not intended to be tax advice to any participant. Participants should consult their own tax advisor as to the federal, state and local tax consequences of participation in the Compensation Plan.

     A participant who receives incentive compensation under the Compensation Plan will recognize ordinary compensation income equal to the amount of such incentive compensation. Subject to the limitations of Code sec.162(m) as discussed below, the Company should generally be entitled to a deduction in computing its income equal to the amount of compensation income recognized by the participant. This assumes that no amounts payable under the Compensation Plan are deferred in connection with the Company's Deferred Compensation Plan.

     Code sec.162(m) generally provides that, with certain exceptions, a publicly held company may not deduct compensation paid to a Covered Executive in excess of $1 million per year. (Such compensation remains taxable to the recipient as ordinary compensation income notwithstanding the Company may receive no deduction.)

     There is an exception to Code sec.162(m)'s $1 million deduction limitation for certain performance-based compensation. In general, performance-based compensation is compensation based on a pre-established objective performance formula which meets certain outside director and shareholder approval requirements.

     The Company believes that incentive payments under the Compensation Plan with respect to the Company's Chief Executive Officer and other Covered Executives will qualify as performance-based compensation. However, there are a number of ambiguities under Code sec.162(m) and recently released proposed Treasury regulations interpreting its provisions which have not been resolved. As a result, there can be no assurances the Internal Revenue Service will agree with the Company's interpretations.

AMENDMENT TO THE COMPENSATION PLAN

     The Compensation Plan may be amended, suspended or terminated by the Committee, subject to ratification by the Board of Directors. However, any amendment which would increase the maximum award available to the Chief Executive Officer or one of the four most highly compensated executive officers of the Company other than the Chief Executive Officer will require approval by a majority vote of the shareholders of the Company.

APPROVAL REQUIRED

     The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting at which a quorum is present is required for approval of the Amendment and Restatement of the Compensation Plan. Shareholder approval is a condition to the performance-based compensation exception to Code sec.162(m) as described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ACME METALS INCORPORATED 1994 EXECUTIVE INCENTIVE COMPENSATION PLAN WHICH IS PRESENTED AS PROPOSAL NO. 3.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 4)

     The Board of Directors, acting upon the recommendation of its Audit Review Committee, on October 24, 1996 appointed Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 28, 1997.

     The appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year 1997 is conditioned upon the ratification of such appointment at the Annual Meeting. In the event such appointment is not so approved, the Board of Directors will reconsider its selection of independent accountants. A representative of Price Waterhouse LLP will be present at the Annual Meeting and available to respond to questions and will have an opportunity to make a statement if he so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS WHICH IS PRESENTED AS PROPOSAL NO. 4.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders, any shareholder proposal intended to be presented at that meeting must be received by the Company at the address shown on the first page of this proxy statement on or before November 26, 1997.

                                 OTHER BUSINESS

     The Annual Meeting of Shareholders will be held for the transaction of business described above and for the transaction of such other business as may properly come before the meeting. At the date of this proxy statement, the only business which management intends to present, or knows others will present, is described in this proxy statement. If other matters properly come before the Annual Meeting, the Proxies, in their discretion, are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                            By order of the Board of Directors,

                                            Edward Weber
                                            Edward P. Weber, Jr.
                                            Secretary

Dated: March 26, 1997

     SHAREHOLDERS WITH QUESTIONS CONCERNING ACME METALS INCORPORATED AND ITS OPERATIONS OR REQUESTING A COPY OF THE COMPANY'S FORM 10-K SHOULD DIRECT INQUIRIES TO JOEL L. HAWTHORNE, DIRECTOR, INVESTOR AND PUBLIC RELATIONS, ACME METALS INCORPORATED, PHONE 708-841-8383, EXT. 2266.

                      [This Page Intentionally Left Blank]

                                                                      APPENDIX A

                            ACME METALS INCORPORATED
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. PURPOSES.

     The Acme Metals Incorporated 1997 Non-Employee Directors' Stock Option Plan (the "Plan") is established to attract, retain and compensate highly qualified individuals who are not employees of Acme Metals Incorporated (the "Company") or any of the Company's subsidiaries or affiliates for service as members of the Board of Directors of Acme Metals Incorporated ("Non-Employee Directors") and to provide them with an ownership interest in the Company's Common Stock, par value $1.00 per share ("Common Stock"). The Plan will be beneficial to the Company and its shareholders by allowing these Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Company's Common Stock, in addition to underscoring their common interest with shareholders in increasing the value of the Company's Common Stock over the long term.

2. EFFECTIVE DATE.

     The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of Company Common Stock present, or represented and entitled to vote at the Company's 1997 Annual Meeting of Shareholders. Grants of options may be made under the Plan on and after its effective date, subject to shareholder approval of the Plan as provided above. In the event such approval is not obtained, any options granted under the Plan shall be null and void.

3. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Nominating Committee of the Board of Directors (the "Committee"). Subject to provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the plan provided; however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive options under the Plan, the number of shares of Common Stock subject to any such options or the Plan, or the purchase price thereunder, and provided further, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its shareholders and persons granted options under the Plan. The Chief Executive Officer or the Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to use or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

4. PARTICIPATION IN THE PLAN.

     All active members of the Company's Board of Directors who are not as of the date of any option grant employees of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan.

5. NON-QUALIFIED STOCK OPTIONS.

     Only non-qualified stock options ("Options") may be granted under this Plan.

6. TERMS, CONDITIONS AND FORM OF OPTIONS.

     (a) OPTION GRANT DATES. Options to purchase 2,000 shares of Common Stock (as adjusted pursuant to Section 8) shall be automatically granted on an annual basis to each eligible Non-Employee Director each year at the Annual Meeting of the Board of Directors which immediately follows the Company's Annual Meeting of Shareholders.

     (b) EXERCISE PRICE. The exercise price per share of Common Stock for which each Option is exercisable shall be 100% of the fair market value per share of the Common Stock on the date the Option is granted, which shall be the average of the high and low price of the Common Stock on that date (or, if there are no sales on that date, on the last preceding date on which there was a reported sale) on The New York Stock Exchange, or other principal securities exchange on which the Company's Common Stock is listed, as reported in The Wall Street Journal (corrected for reporting errors), whichever is applicable upon such date.

     (c) EXERCISABILITY AND TERM OF OPTIONS. Each Option granted under the Plan shall become exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each Option granted under the Plan shall expire ten years from the date of grant, and shall be subject to earlier termination as hereinafter provided.

     (d) TERMINATION OF SERVICE. In the event of the termination of service on the Board of Directors of the Company by the holder of any Option, other than by reason of mandatory retirement, permanent disability or death as set forth in paragraph (e) hereof, the then outstanding Options of such holder shall be exercisable only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

     (e) RETIREMENT, DISABILITY OR DEATH. In the event of termination of service by reason of mandatory retirement pursuant to Board policy or permanent disability of the holder of any Option, each of the then outstanding Options of such holder will continue to become exercisable in accordance with Section 6(c) above, but the holder shall be entitled to exercise such Options, including any portions thereof that become exercisable after such termination, within four years of such termination, but in no event after the expiration date of the Option. In the event of the death of the holder of any Option, each of the then outstanding Options of such holder shall become immediately exercisable in full, and shall be exercisable by the holder's legal representative at any time within a period of four years after death, but in no event after the expiration date of the Option. In case of termination of service by reason of permanent disability or mandatory retirement pursuant to Board policy of a holder who holds an Option not immediately exercisable in full, the Committee may in its sole discretion, accelerate the time at which such Option may be exercised.

     (f) PAYMENT. The Option price shall be paid in cash or by the surrender of shares of Common Stock of the Company, valued at their fair market value on the date of exercise, or by any combination of cash and such shares.

7. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The shares that may be purchased pursuant to Options under the Plan shall not exceed an aggregate of 150,000 shares of Company Common Stock (as adjusted pursuant to Section 8). Any shares subject to an Option grant which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan.

8. DILUTION AND OTHER ADJUSTMENT.

     In the event of any change in the outstanding shares of Company Common Stock by reason of any stock split, stock dividend, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the grants thereunder, including the exercise price of outstanding Options, as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 7 of the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan.

9. MISCELLANEOUS PROVISIONS.

     (a) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Company Common Stock with respect to Option grants hereunder, unless and until certificates for shares of such Common Stock are issued to the participant.

     (b) ASSIGNMENT OR TRANSFER. Options granted under the Plan shall be transferable by a participant only to the extent they are transferred
         (i) without value and (ii) to family members of the participant, inter vivos grantor trusts where the participant and/or the participant's family members or charitable institutions are beneficiaries, or directly to a charitable institution designated by the participant. Such transfers will only be permitted to the extent they comply with the provisions of Rule 16b-3 under of Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, as then in effect.

     (c) AGREEMENTS. All Options granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

     (d) COMPLIANCE WITH LEGAL REGULATIONS. During the term of the Plan and the term of any Options granted under the Plan, the Company shall at all times reserve and keep available such number of Common Stock shares as may be issuable under the Plan, and shall seek to obtain from any regulatory body having jurisdiction any requisite authority required in the opinion of counsel for the Company in order to grant Options to purchase shares of Company Common Stock or to issue such Common Stock pursuant thereto. If in the opinion of counsel for the Company the transfer, issue or sale of any shares of its Common Stock under the Plan shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to effect such transfer, issuance or sale, the Company shall not be obligated to transfer, issue or sell any such shares of Common Stock. In any event, the Company shall not be obligated to transfer, issue or sell any shares of Common Stock to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such shares of Common Stock or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act or the Company receives evidence satisfactory to the Committee that the transfer, issuance or sale of such shares of Common Stock, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act. The Company's obligation to issue shares of Common Stock upon the exercise of any Option granted under the Plan shall in any case be subject to the Company being satisfied that the shares of Common Stock purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a resale of such shares of Common Stock would otherwise violate the Securities Act in the absence of an effective registration Statement relating to such shares.

     (e) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Option or to any Non-Employee Director receiving an Option.

10. AMENDMENT AND TERMINATION OF THE PLAN.

     (a) AMENDMENTS. The Committee may from time to time amend the Plan in whole or in part; provided, that no such action shall adversely affect any rights or obligations with respect to any Options theretofore granted under the Plan.

        Unless the holders of at least a majority of the outstanding shares of Company Common Stock present, or represented, and entitled to vote at a Meeting of Shareholders shall have first approved thereof, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares of Common Stock referred to in Section 7 of the Plan or the number of shares of Common Stock subject to Options that may be granted pursuant to Section 6(a) of the Plan to any one Non-Employee Director or (ii) extend the maximum period during which Options may be granted under the Plan.

     (b) TERMINATION. The Committee may terminate the Plan (but not any Options theretofore granted under the Plan) at any time. The Plan (but not any Options theretofore granted under the Plan) shall in any event terminate on, and no Options shall be granted after, December 31, 2006.

11. COMPLIANCE WITH SEC REGULATIONS.

     It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related regulations. If any provision of this Plan is later found not to be in compliance with such Rule and regulations, the provision shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the regulations promulgated thereunder.

12. GOVERNING LAW.

     The validity and construction of the Plan and any agreements entered unto thereunder shall be governed the laws of the State of Delaware.

                                                                      APPENDIX B

                            ACME METALS INCORPORATED
                   1994 EXECUTIVE INCENTIVE COMPENSATION PLAN

                           AMENDMENT AND RESTATEMENT

                                   ARTICLE I

                                    PURPOSE

     The Acme Metals Incorporated 1994 Executive Incentive Compensation Plan (the "Plan") is designed to (i) provide for awards to officers and key salaried employees of the Company who, individually or as members of a group, contribute in a substantial manner to the achievement of objectives and goals established by the Board of Directors which contribute to the success of the Company, thus providing a means for their participation in such success; and, (ii) afford an incentive to such persons to continue to contribute their best efforts to promote the success of the Company.

                                   ARTICLE II

                                  DEFINITIONS

     The following words and phrases shall have the meaning set forth below whenever used herein:

     (1) "Base Salary" shall mean, for the Covered Employees and Incentive Group A Participants, the regular salary, exclusive of bonuses, incentive pay, overtime pay, special awards or awards made under the Plan, as established during the first ninety (90) days of the Year in question; and, for all other employees, the regular salary, exclusive of bonuses, incentive pay, overtime pay, special awards or awards made under the Plan, for the period of each Year during which an Employee has been designated as a Participant.

     (2) "Board of Directors" or "Board" shall mean those members of the Board of Directors of the Company who are Non-Employee Directors.

     (3) "Company" shall mean Acme Metals Incorporated, a Delaware corporation, and its wholly-owned subsidiaries.

     (4) "Cash Flow" shall mean cash flow as defined in FASB 95, other than cash receipts and payments from financing activities, for the Year in question, excluding however, credits and debits in such Year which are extraordinary, unusual or other items, determined in accordance with generally accepted accounting principles.

     (5) "Covered Employees" shall mean and shall include the Chief Executive Officer and any other individual Employee whose compensation is required to be reported to the Securities and Exchange Commission by reason of that Employee being among the four (4) highest compensated executive officers other than the Chief Executive Officer for the Year.

     (6) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company consisting of members who are Non-Employee Directors.

     (7) "Non-Employee Directors" shall mean directors who are "non-employee directors" as the term is defined in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended; and/or, are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986 and Regulations promulgated thereunder.

     (8) "Employee" shall mean any person, including an officer, who is employed by the Company on a full-time basis and is compensated for such employment by a regular salary.

     (9) "Increase in Shareholder Value" shall mean a formula, determined by the Committee utilizing one or more of the following factors, either standing alone or as compared to competitors or other classes of entities:

        (a) Net After Tax Earnings per share;

        (b) trading price of the Company's stock coupled with dividends paid;

        (c) book value per share, in accordance with generally accepted accounting principles; and

        (d) any other factors which in the judgment of the Committee would reflect an increase in shareholder value which could include market share, decrease in leverage, or improvements in productivity pursuant to an objective formula.

     (10) "Net After Tax Earnings" shall mean the consolidated net income of the Company for the Year in question as set forth in its financial statements before any accrual pursuant to the Plan with respect to such Year, and excluding gains and charges in such Year which are extraordinary, unusual or other items, determined in accordance with generally accepted accounting principles.

     (11) "Participant" shall mean an Employee of the Company described in
          Article III.

     (12) "Return on Equity" shall mean the percentage obtained by dividing

        (a) the Net After Tax Earnings of the Company for the Year in question by

        (b) the average shareholders' equity amount for the Year in question (the average shareholders' equity amount shall be determined in accordance with generally accepted accounting principles, consistently applied); PROVIDED, HOWEVER, that the Committee may adjust said average equity amount for such items and/or transactions in such Year which are extraordinary, unusual or other items, determined in accordance with generally accepted accounting principles.

     (13) "Return on Investment" shall mean Net After Tax Earnings divided by Net Operating Assets reduced by Intangible Assets, as appearing on the Company's audited financial statements for the Year in question.

     (14) "Year" shall mean the fiscal Year of the Company.

                                  ARTICLE III

                                  PARTICIPANTS

     A. Within the first ninety (90) days of the Year in question, the Committee shall designate those Employees who shall be Plan Participants for that Year and shall assign each Participant to one of the Plan's incentive groups (i.e., Chairman, Chief Executive Officer, Chief Operating Officer, A, B, C or D) designated in Paragraph D of Article IV. The Committee shall cause these determinations, as well as information regarding the various factors to be taken into account in determining awards hereunder, to be communicated to each Participant.

     B. A person may also become a Participant contemporaneously with becoming an Employee if the Employee is so designated by the Committee; or, by the Chief Executive Officer of the Company and such designation is ratified by the Committee.

     C. Contemporaneously with the promotion, demotion or reassignment of a Participant in any Incentive Group, the Committee, if the Participant is the Chairman or the Chief Executive Officer, or the Committee or the Chief Executive Officer of the Company, in all other cases, may make one or more of the following changes: (i) change the incentive group to which the Committee or the Chief Executive Officer, as the case may be, had heretofore assigned said Participant; or (ii) terminate an

Employee's participation in the Plan for the remainder of the Year without otherwise affecting the employment status of such Employee.

                                   ARTICLE IV

                       COMPUTATION OF INCENTIVE PAYMENTS

     A. GENERAL: Prior to the end of the first fiscal quarter of the Year in question, the Committee shall, for such Year, determine whether the computation of incentive payments under the Plan for the Year shall be based upon (as such terms are defined herein): (a) Net After Tax Earnings; (b) Return on Equity; (c) Return on Investment; (d) Increase in Shareholder Value; (e) Cash Flow; or (f) A combination of any of the foregoing items.

     B. ANNUAL CORPORATE GOALS: During the first ninety (90) days of the Year in question, the Committee shall, for such Year, determine the minimum, target and maximum performance goals to be achieved by the Company during such Year for the purposes of this Plan. Such goals shall be established as follows:

     (1) NET AFTER TAX EARNINGS: For any Year, in which Net After Tax Earnings is utilized, the Committee shall determine the minimum, target and maximum goals for Net After Tax Earnings to be applicable in respect of that Year.

     (2) RETURN ON EQUITY: For any Year in which Return on Equity is utilized, the Committee shall determine the minimum, target and maximum Return on Equity percentages to be applicable in respect of that Year.

     (3) INCREASE IN SHAREHOLDER VALUE: For any Year in which Increase in Shareholder Value is utilized, the Committee shall determine the minimum, target and maximum Increase in Shareholder Value percentages to be applicable in respect of that Year.

     (4) RETURN ON INVESTMENT: For any Year in which Return on Investment is utilized, the Committee shall determine the minimum, target and maximum Return on Investment percentages to be applicable in respect of that Year.

     (5) CASH FLOW: For any Year in which Cash Flow is utilized, the Committee shall determine the minimum, target and maximum Cash Flow goals to be applicable in respect of that Year.

     (6) COMBINATION: For any Year in which a combination of two or more of any of the foregoing items (1) through (5) are utilized, the Committee shall determine the "items" to be applicable, the relative weighting and the minimum, target and maximum goals of such combined items in respect of that Year.

     C. FACTORS IN ESTABLISHING CORPORATE GOALS: In establishing the annual corporate goals for each Year, the Committee shall take into consideration the Company's Profit Plan objectives for such Year, the Company's Long-Term Strategic Plan, the Company's historical performance, the projected performance of selected companies in like industries, the historical performance of selected companies in like industries, the average performance of selected companies in like industries in recent years, the short-term and long-term economic forecasts for the Year in question and future Years and such other factors as the Committee shall consider relevant to its determinations for the Year, or Years, in question.

     D. INCENTIVE COMPENSATION PAYMENT LEVELS: Until modified by action of the Committee, the incentive group designations and the maximum, target and minimum Incentive Compensation Payment Levels applicable to the several incentive groups shall be as follows:

INCENTIVE GROUP                                   MAXIMUM       TARGET       MINIMUM
---------------                                   -------       ------       -------
Chairman and/or Chief Executive Officer.......     75.0%        50.0%         25.0%
Chief Operating Officer.......................     60.0%        40.0%         20.0%
Group A.......................................     52.5%        35.0%         17.5%
Group B.......................................     37.5%        25.0%         12.5%
Group C.......................................     30.0%        20.0%         10.0%
Group D.......................................     22.5%        15.0%          7.5%

     E. CORPORATE PERFORMANCE INCENTIVE FUND: A Corporate Performance Incentive Compensation Fund shall be established for each Participant, the amount of which shall be the result obtained by multiplying such Participant's Base Salary by a percentage which is derived from the Group Incentive Compensation Payment Level applicable to such Participant for the Year in question. Examples of the computations of the applicable incentive payment levels to any individual Participant under the Plan are subject to the following conditions and limitations.

     (1) COVERED EMPLOYEE PARTICIPANTS.

        Awards to Covered Employee Participants, as a percentage of Base Salary, may not exceed the maximum Incentive Compensation Payment Level specified in Paragraph D of Article IV above; provided however, such awards may be reduced or eliminated for any such individual Participant in such manner or amount as the Committee in its sole discretion may determine.

     (2) ALL OTHER PARTICIPANTS.

        Incentive Compensation Payment Level awards to all other Participants (i.e., Group A Participants who are not Covered Employees and Participants in Incentive Groups B, C and D) may be adjusted as follows:

        (a) A personal performance determination shall be made by management as to each such Participant's performance during the Year in question on a scale of 1 through 5. The criteria for each of the five ratings are described in Appendix 2 attached hereto.

        (b) The amount of incentive compensation, computed in accordance with Paragraphs D and E of Article IV hereof, awarded to such Participant who receives a rating of 1 may be increased by amounts up to 25%.

        (c) The amount of incentive compensation, computed in accordance with Paragraphs D and E of Article IV hereof, awarded to such Participant who receives a rating of 2 may be increased by amounts up to 15%.

        (d) The amount of incentive compensation, computed in accordance with Paragraphs D and E of Article IV hereof, awarded to such Participant who receives a rating of 3 may not be increased or decreased.

        (e) The amount of incentive compensation, computed in accordance with Paragraphs D and E of Article IV hereof, awarded to such Participant who receives a rating of 4 may be reduced by amounts up to 25%.

        (f) The amount of incentive compensation, computed in accordance with Paragraphs D and E of Article IV hereof, awarded to such Participant who receives a rating of 5 may be eliminated.

                                   ARTICLE V

             PAYMENT, DEFERRAL, PRO-RATION AND FORFEITURE OF AWARDS

     A. Promptly after the individual Participant's Incentive Compensation Payment Level awards for the Year in question shall have been determined, such awards shall be reviewed by the Committee, and, if the Committee shall approve the same, the Company shall cause such awards to be distributed to each respective Participant.

     The Committee may, in its discretion, cause to be transferred all or any part of a Participant's Incentive Compensation Payment Level award to his Deferred Compensation Account under the Deferred Compensation Plan of the Company, and, to the extent not so transferred, the award of a Participant shall be distributed to him. All amounts transferred to Deferred Compensation Accounts shall be held, invested, reinvested and distributed as provided in the Deferred Compensation Plan of the Company.

     B. If, during a Year, a Participant's participation in the Plan shall commence or be terminated as provided in Paragraph C of Article V hereof, such person's award for that Year shall be pro-rated based upon that portion of the Year during which he was a Participant.

     C. If, during a Year, a Participant ceases to be an Employee by reason of illness or injury, death, retirement, or leave of absence, other than medical, having the approval of management, his award shall be computed on the basis of Base Salary for that portion of the Year in which he was an Employee. Payment of such award shall be made pursuant to the terms of paragraph A of Article V.

     D. If the employment of a Participant ceases by reason of resignation or dismissal (whether or not for cause) no award for such Year shall be made to such Participant.

     E. If, prior to the time an award is granted, the Committee determines that a Participant has intentionally committed an act materially inimical to the interests of the Company, the Committee may direct that the award of such Participant be reduced to zero or such other amount as the Committee in its sole discretion deems appropriate.

     F. No award shall be paid to a Covered Employee Participant unless the Committee certifies that the goals and other material terms have been satisfied.

                                   ARTICLE VI

                                    GENERAL

     Neither the establishment of this Plan nor the selection of any employee as a Participant shall give any Participant any right to be retained in the employ of the Company, or a subsidiary thereof; no Participant or Employee and no person claiming under or through a Participant or Employee shall have any vested right or interest in the Plan or in the funds determined to be payable thereunder; and, there shall be no obligation upon the Committee to designate any Employee as a Participant. The Committee may adjust, and from time to time change, such rules and policies as it deems appropriate for the administration of the Plan and may give to the participants such notice relative thereto, or statement thereof, as it deems desirable.

                                  ARTICLE VII

                           AMENDMENTS AND TERMINATION

     The Committee, subject to ratification by the Board of Directors, may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of this Plan; provided, however, with respect to the Covered Employee Participants any such action shall not cause or result in an award to said Covered Employee Participants to exceed the maximum Incentive Compensation

Payment level specified in Paragraph D of Article IV hereof unless first approved by the affirmative vote of a majority of the shareholders voting thereon.

     Anything in this Plan to the contrary notwithstanding, the Committee, subject to ratification by the Board of Directors, shall have the right, if in the sole judgment of the Committee, economic conditions or any other factors affecting the Company, one or more subsidiaries, one or more divisions, or the businesses of any of them, so warrant, to reduce or eliminate the amount of the Incentive Compensation Payment Level award to any Participant, or the amount of all awards to all Participants, in the case of any such award prior to the time of payment of said awards pursuant to Article V of this Plan.

                                   APPENDIX I

                                       TO

                            ACME METALS INCORPORATED
                   1994 EXECUTIVE INCENTIVE COMPENSATION PLAN

     The following computations shall serve as examples of the application of the Plan to any individual Participant:

     (1) If the Company's actual results for the Year in question equal the minimum performance goal(s)* level established by the Committee for such Year, the percentage to be applied against the Participant's Base Salary shall be equal to the minimum Incentive Compensation Payment Level (expressed as a percentage of Base Salary) for the Participant's Incentive Group under Paragraph D of Article IV of the Plan for such Year.

     (2) If the Company's actual results for the Year in question are less than the minimum performance goal(s) established by the Committee for such Year, the percentage applied against the Participant's Base Salary shall be equal to zero for such Year.

     (3) If the Company's actual results for the Year in question are greater than the minimum but less than the target goal(s), or are greater than the target but less than the maximum goal(s) established by the Committee for such Year, the percentage to be applied against the Participant's Base Salary for such Year shall be determined by interpolation based on the differences, as the case may be, between the minimum and target, or between the target and maximum goal(s) as applied to the Incentive Compensation Payment Level for the Participant's Incentive Group for such Year under Paragraph D of
         Article IV of the Plan.

        Thus, for example:

        EXAMPLE X: If a Participant is assigned to Incentive Group C, minimum, target and maximum Net After Tax Earnings goal(s) for the Year in question are $2.0 million, $4.0 million and $6.0 million, respectively. Then, if actual Net After Tax Earnings for such Year are $3.0 million and the Participant's Base Salary is $40,000 for such Year, his Performance Incentive Compensation Fund for such Year would be $6,000, determined as follows:

        (1) APPLICABLE PERCENTAGE.

           (a) The difference between target and minimum goals for Net After Tax Earnings are:

               $4.0 million - $2.0 million = $2.0 million

           (b) The difference between actual Net After Tax Earnings and minimum Net After Tax Earnings is:

               $3.0 million - $2.0 million = $1.0 million

           (c) the proportion of (b) = $1.0 million = 50.0%
                                 (a) $2.0 million

           (d) The difference between the percentage of Base Salary allocable to a Participant in Incentive Group C for target and minimum Net After Tax Earnings under Paragraph D of Article IV of the Plan is:

               20.0% - 10.0% = 10.0%

---------------

*Performance goals for each Year may be based upon (i) Net After Tax Earnings,
(ii) Return on Equity, (iii) Increase in Shareholder Value, (iv) Return on Investment, (v) Cash Flow, or (vi) a combination of any of the foregoing.

           (e) The percentage of Base Salary to be allocated to a Participant in Incentive Group C, based on actual Net After Tax Earnings of $3.0 million:

               For achieving minimum Net After Tax Earnings = 10.0%

               Plus: (c) x (d) [50% x 10%] = 5.0%

               Applicable percentage: 15.0%

        (2) BASE SALARY: $40,000.00

        (3) PARTICIPANT'S PERFORMANCE INCENTIVE COMPENSATION FUND:

           $40,000.00 x 15.0% = $6,000.00

        EXAMPLE Y: Same as Example X, except actual Net After Tax Earnings for the Year in question are $5.0 million. The Participant's Performance Incentive Compensation Fund would be $10,000, determined as follows:

        (1) APPLICABLE PERCENTAGE.

           (a) The difference between maximum and target Net After Tax Earnings is:

               $6.0 million - $4.0 million = $2.0 million

           (b) The difference between actual Net After Tax Earnings and target Net After Tax Earnings is:

               $5.0 million - $4.0 million = $1.0 million

           (c) The proportion of (b) = $1.0 million = 50.0%
                                 (a) $2.0 million

           (d) The difference between percentage of Base Salary allocable to a Participant in Incentive Group C at a maximum and at target Net After Tax Earnings is:

               30% - 20% = 10.0%

           (e) The percentage of Base Salary to be allocated to a Participant in Incentive Group C based on actual Net After Tax Earnings of $5.0 million:

              For achieving target Net After Tax Earnings: 20.0%

              Plus: (c) x (d), or 50.0% x
              10.0%                             5.0%

               Applicable percentage           25.0%

        (2) BASE SALARY: $40,000

        (3) CORPORATE PERFORMANCE INCENTIVE COMPENSATION FUND:

               $40,000 x 25.0% = $10,000.00

        (4) If the Company's actual results for the Year in question equal or exceed the maximum goal(s) established by the Committee for such Year, the percentage to be applied against the Participant's Base Salary shall be equal to the maximum Incentive Compensation Payment Level for the Participant's Incentive Group for such Year.

                                   APPENDIX 2

                                  INTEROFFICE
                                 CORRESPONDENCE

                                                                        Copy to:

                                     Date:

To:

From:

Subject:

Reference:

--------------------------------------------------------------------------------

As you are aware, the extent of an individual's EIC payment is dependent upon an evaluation of his or her personal performance. The letter received by 1996 participants contained the following statement: "... the amount you are eligible to receive may be adjusted based on your personal performance."

All personal ratings must be approved by the Chief Executive Officer and each of us is expected to recommend a rating for those participants in our organizations. The following performance criteria should be used in developing your recommendations:

OUTSTANDING
(Rating 1)              Employee is performing all requirements of the
                        responsibility areas in a highly exceptional manner. Has surpassed all personal annual objectives. Performance exceeds the desired level of performance in all responsibility areas. Would be unrealistic to expect better performance in responsibility areas.

ABOVE AVERAGE
(Rating 2)              Employee is performing all requirements of the
                        responsibility areas. Has accomplished all of personal annual objectives. Performance on all work requirements is at the desired level, and certain requirements are performed above that level and occasionally exceptionally well. Improved performance can still be expected in a few areas.

EFFECTIVE
(Rating 3)              Employee is performing most requirements of the
                        responsibility areas. Has accomplished most of the personal annual objectives. Performance on work requirements is acceptable. Improved performance can be expected in some areas.

MARGINAL
(Rating 4)              Employee is performing some of the requirements of the
                        responsibility areas, but is not performing all key requirements. Has satisfied some significant personal annual objectives. Performance meets minimum level of performance for the key responsibility areas. Improved performance is expected in most areas.

INEFFECTIVE
(Rating 5)              Employee is performing few of the requirements of the
                        responsibility areas. Has not achieved any personal annual objectives. Performance is below the desired level of performance for some key responsibility areas.
                        Improvement is expected in all areas.

By way of explanation, participants who achieve Rating 1 shall have their awards increased by up to 25%. Participants who achieve Rating 2 shall have their awards increased by up to 15%. Participants who achieve Rating 3 shall be considered "full incentive" and shall receive payments in keeping with the formula for their Group. Participants who achieve Rating 4 shall have their awards decreased by up to 25%. Finally, Participants who achieve Rating 5 shall have their awards eliminated.

Recommendations for Participant ratings must be thoroughly documented. Recommendations and necessary supporting documentation should be returned to my attention prior to December 15. If you have a question or wish to discuss your ratings, please call me.

Any recommended deletions or additions to the EIC participation list should also be submitted at this time, with full documentation and justifications. Please call me before submitting your recommendations.

ADMISSION

     If you plan to attend the Annual Meeting and are a shareholder of record, please check your proxy card in the space provided for that purpose. We will not be issuing admission cards, but checking the box will pre-register you for the Annual Meeting. If you plan to attend the Annual Meeting and your shares are held in the name of a broker or other nominee, please bring a proxy or letter from them to the Annual Meeting to confirm your ownership of shares.

LOCATION

     The Sutton Place Hotel is located at 21 East Bellevue Place, Chicago, Illinois, at the corner of Rush and Bellevue Streets. The telephone number of the Hotel is (312) 266-2100. The meeting will be held in Room 302 on the third level of the Hotel.

                          ACME METALS INCORPORATED
                          13500 SOUTH PERRY AVENUE
                      RIVERDALE, ILLINOIS   60627-1182

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned acknowledges receipt of the accompanying Notice of Meeting and 1997 Proxy Statement and hereby appoints Edward P. Weber, Jr. and Jerry F. Williams, and each of them, Proxies, with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Acme Metals Incorporated to be held at The Sutton Place Hotel, 21 East Bellevue Place, Chicago, Illinois 60611 on Thursday, April 24, 1997, at 10:00 a.m. central time, and at any adjournment or postponements thereof with the same force and effect as the undersigned might or could do if personally present thereat.


Election of Directors (see reverse side)           Comments: (such as change of address)
Nominees:
Class II Directors                                 ________________________________________
Stephen D. Bennett
Buddy W. Davis                                     ________________________________________
Andrew R. Laidlaw
Frank A. LePage                                    ________________________________________

                                                   (If you have written in the above space, please
                                                   mark the corresponding box on the reverse
                                                   side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS (SEE ACCOMPANYING PROXY STATEMENT). THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE SIDE

                             FOLD AND DETACH HERE

/x/   Please mark your
      votes as in this
      example.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the Election of Directors and FOR Proposals 2, 3 and 4.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF
                    DIRECTORS AND FOR PROPOSALS 2, 3 and 4.



                         FOR      WITHHELD                                                         FOR        AGAINST     ABSTAIN
1.    Election of        / /        / /                  2.  Adoption of the Acme Metals           / /         / /          / /
      Directors                                              Incorporated 1997 Non-Employee
                                                             Directors' Stock Option Plan
                                                                                                   FOR        AGAINST     ABSTAIN
For, except vote withheld from the following             3.  Approval of the Amendment and
nominee(s):                                                  Restatement of the Acme Metals        / /         / /          / /
                                                             Incorporated 1994 Executive
                                                             Compensation Plan

---------------------------------------------
                                                                                                   FOR        AGAINST     ABSTAIN
                                                         4.  Approval of independent               / /         / /          / /
                                                             accountants

                                                         5.  In the discretion of the Proxies
                                                             named herein, upon such other
                                                             matters as may properly come
                                                             before the meeting.


                                                        / / Change of address/         / /   I plan to attend the
                                                            comments on reverse              Annual Meeting of
                                                                                             Shareholders.

                                                        Note:    Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                                        The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.



                                                         --------------------------------------------------------------------------

                                                         --------------------------------------------------------------------------
                                                                 Signature(s)                            Date


                             FOLD AND DETACH HERE